                                                                    EXHIBIT 10.2
                                                                    ============


                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


                                      FOR


                      KAISER STEEL LAND DEVELOPMENT, INC.
                                   (Seller)


                                      and


                      THE CALIFORNIA SPEEDWAY CORPORATION
                                    (Buyer)



                            DATED: August 10, 2000

                                     INDEX

  Item                                                                              Page No.
  ----                                                                              --------
ARTICLE 1     RECITALS.............................................................     1
   1.1        .....................................................................     1
   1.2        .....................................................................     1

ARTICLE 2     AGREEMENT OF PURCHASE AND SALE.......................................     1
   2.1        Purchase Price.......................................................     1
   2.2        Payment of Purchase Price............................................     1

ARTICLE 3     ESCROW...............................................................     2
   3.1        Opening of Escrow....................................................     2
   3.2        Delivery of Documents to Escrow......................................     2
   3.3        Close of Escrow......................................................     2

ARTICLE 4     REVIEW PERIOD........................................................     2
   4.1        Review Period........................................................     2
   4.2        Review of Condition of Property......................................     3
   4.3        Review of Condition of Title.........................................     3
   4.4        Disapproval of Contingencies.........................................     3

ARTICLE 5     ADDITIONAL COVENANTS AND AGREEMENTS..................................     4
   5.1        Cooperation..........................................................     4
   5.2        Federal and State Withholding Requirements...........................     4
   5.3        No Interest in Water Rights..........................................     4
   5.4        Sewer Service........................................................     4
   5.5        Plans and Approvals..................................................     4

ARTICLE 6     PRE CLOSING OBLIGATIONS..............................................     5
   6.1        Seller's Obligations.................................................     5
   6.2        Buyer's Obligations..................................................     5

ARTICLE 7     POST CLOSING OBLIGATIONS.............................................     5
   7.1        Improvements.........................................................     5
   7.2        Buyer's Compliance with Environmental Laws...........................     5
   7.3        Indemnification for Noncompliance....................................     6
   7.4        Environmental Related Definitions....................................     6

ARTICLE 8     ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES.........     7

   8.1        Buyer's Acknowledgments, Representations, Warranties
              and Indemnity........................................................     7
   8.2        Seller's Acknowledgments, Representations, Warranties
              and Indemnity........................................................     8

  Item                                                                              Page No.
  ----                                                                              --------
ARTICLE 9     THE CLOSE OF ESCROW..................................................     9
      9.1     Close of Escrow......................................................     9
      9.2     Termination Based on Failure to Close by Closing Date................    10
      9.3     Prorations...........................................................    10
      9.4     Seller's Fees and Costs..............................................    10
      9.5     Buyer's Fees and Costs...............................................    11

ARTICLE 10    REMEDIES.............................................................    11
     10.1     Seller's Liquidated Damages..........................................    11
     10.2     Buyer's Liquidated Damages...........................................    11

ARTICLE 11    GENERAL PROVISIONS...................................................    12
     11.1     Time of the Essence and Strict Construction..........................    12
     11.2     Notice and Demands...................................................    12
     11.3     Captions for Convenience.............................................    12
     11.4     Severability.........................................................    12
     11.5     Governing Law........................................................    12
     11.6     No Oral Amendment or Modification....................................    12
     11.7     Relationship of Seller and Buyer.....................................    13
     11.8     Attorneys' Fees......................................................    13
     11.9     Amended and Successor Statutes and Regulations.......................    13
     11.10    Entire Agreement.....................................................    13
     11.11    Exhibits and Schedules...............................................    13
     11.12    Confidentiality......................................................    13
     11.13    Successors and Assigns...............................................    13
     11.14    Eminent Domain.......................................................    14
     11.15    Counterparts.........................................................    14
     11.16    No Third Party Beneficiary...........................................    14
     11.17    Survival of Representations and Warranties...........................    14
     11.18    No Recordation.......................................................    14

                  Purchase Agreement and Escrow Instructions
                  ==========================================

     This PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into this 10th day of August, 2000 ("Effective Date"), by and between KAISER STEEL LAND DEVELOPMENT, INC., a Delaware corporation ("Seller"), and THE CALIFORNIA SPEEDWAY CORPORATION, a Delaware corporation, ("Buyer") with reference to the facts set forth below.


                                   Article 1
                                   RECITALS

     1.1 Seller is the owner of that certain real property primarily situated in the City of Rancho Cucamonga in the County of San Bernardino, State of California, consisting of approximately 37.11 acres (gross) and generally described as San Bernardino County Assessor's Parcel Numbers 0229-291-24, and portions of 25 and 27 (the "Property"). The parties hereto acknowledge that the Property was the subject of a "lot-line adjustment" which has now been completed.

     1.2 Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer agrees to purchase and Seller agrees to sell the Property on the terms and conditions set forth below.


                                   Article 2
                        AGREEMENT OF PURCHASE AND SALE

     2.1 Purchase Price. The purchase price for the Property is $2.65 per square foot based upon net useable acreage (the "Property Purchase Price"). It is agreed that the net useable square feet is 1,448,805.66 square feet (subject to adjustment as a result of any survey) making for a total Property Purchase Price of $3,839,334.84 for the Property, subject to permitted closing adjustments.

     2.2 Payment of Purchase Price. The Purchase Price, including the Deposit, shall be paid in immediately available good funds in accordance with the provisions set forth below.

          2.2.1  Deposit. Upon the opening of escrow in accordance with Section
                 -------
3.1 below, Buyer shall deposit into escrow the amount of Fifty Thousand Dollars ($50,000) (the "Deposit"). Unless this Agreement is terminated by Buyer on or before the end of the Review Period, the Deposit shall be non-refundable to Buyer at the end of the review period and released to Seller, except as otherwise provided herein. The Deposit shall be credited and applied to the Purchase Price at the Close of Escrow, but shall be retained by Seller without any additional escrow instructions as its liquidated damages as provided in Paragraph 10.1 if Escrow fails to close as a result of Buyer's default. If Escrow fails to close as a result of Seller's default under the terms of this Agreement or the failure of a condition precedent, other than a condition precedent that can be satisfied by Buyer, Escrow Agent shall refund the Fifty Thousand Dollars ($50,000) and shall pay, if applicable, the liquidated damages as provided in Paragraph 10.1.

          2.2.2  Balance of Cash Payment. On or before one business day prior to
                 -----------------------
the Closing Date, Buyer shall deposit the balance of the Purchase Price in cash into escrow, which shall be released to Seller on the Close of Escrow.


                                   Article 3
                                    ESCROW

     3.1 Opening of Escrow. Within two business days of the Effective Date of this Agreement, Buyer and Seller shall open escrow by depositing with Chicago Title Insurance Company, San Bernardino office ("Escrow Agent") a fully executed original of this Agreement for use as escrow instructions and Escrow Agent shall execute the consent of Escrow Agent and deliver a fully executed consent to Buyer and Seller. If Escrow Agent requires additional instructions, Buyer and Seller agree to make any such deletions, substitutions, and additions which do not materially alter the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any additional or supplementary Escrow Instructions, the terms of this Agreement shall control.

     3.2  Delivery of Documents to Escrow.

          3.2.1  Seller's Documents. On or before the Close of Escrow, Seller
                 ------------------
shall deposit into Escrow a grant deed signed and acknowledged substantially in the form and content attached hereto as Exhibit "A" and incorporated herein (the
                                        ===========
"Grant Deed"). Provided that all terms and conditions of this Agreement have been satisfied, Escrow Agent shall record the Grant Deed at the Close of Escrow. Seller shall deliver on or before the Close of Escrow any other documents required by the Escrow Agent in order to convey title to Buyer as contemplated herein.

          3.2.2  Buyer's Documents.  On or before one day prior to the Close of
                 -----------------
Escrow, Buyer shall execute, acknowledge, deliver, and deposit into Escrow any document reasonably required by the Escrow Agent in order to covey title to Buyer as contemplated herein and to otherwise carry out the terms of this Agreement.

     3.3 Close of Escrow. Unless the parties mutually agree in writing upon a different Closing Date, Escrow shall close no later than September 15, 2000, subject to the satisfaction or waiver of conditions Articles 4.3 and 4.4 below.


                                   Article 4
                                 REVIEW PERIOD

     4.1 Review Period. Buyer shall have the later of 30 days following the Opening of Escrow or the delivery to Buyer of a Preliminary Title Report to investigate the Property and satisfy itself in its sole and absolute discretion as to the suitability of the Property for its acquisition (the "Review Period"). Buyer acknowledges that it has conducted some investigation of the Property prior to entering into this Agreement. Seller shall no later than five business
(5) days after the Opening of Escrow deliver to Buyer at Buyer's notice address, a copy of any soils reports, engineering studies, grading plans, maps, any existing surveys, and environmental documents it may have in its possession pertaining to the Property, and a copy of a Preliminary Title Report ("Preliminary Report"), prepared by Chicago Title Insurance Company (the "Title Company") with respect to the Property containing such exceptions as the Title Company would specify in the Title Policy (as defined below), along with copies of all recorded documents referenced in the Preliminary Report ("Permitted Exceptions"). Any and all such information furnished by Seller to

Buyer as required by this Section 4.1 shall be confidential, and Buyer is hereby notified of its confidentiality in accordance with Section 11.12 herein.

     4.2 Review of Condition of Property. Buyer may undertake the following activities on this Property during the Review Period:

          (a)  Survey.  Buyer may arrange for and obtain an ALTA Survey of the
               ------
Property at Buyer's sole expense.

          (b)  Environmental Study.  Buyer shall have the right to conduct an
               -------------------
environmental study of the Property. Any environmental study which Buyer may undertake regarding the Property shall be at Buyer's sole expense. Seller shall have the right to be present on site during any field investigation, receive split samples, if any are taken, and receive a copy of all draft and final reports. The Property shall be placed in the same condition as prior to any such environmental study, and/or field investigation at Buyer's sole expense.
It is acknowledged that Buyer has already conducted a Phase 1 environmental study of the Property. In addition, Buyer and any designated representative shall have the right to review environmental information pertaining to the Property in Seller's possession; provided, however, all such information shall be deemed confidential in accordance with Section 11.12 herein.

          (c)  Biological Assessment.  Buyer at Buyer's sole expense may conduct
               ---------------------
a biological survey assessment for Delhi Sands Flower Loving Fly and/or San Bernardino County Kangaroo Rat on the Property. Neither Buyer nor Seller will seek an U.S. Fish and Wildlife clearance letter. In addition, Buyer shall have the right to review biological information pertaining to the Property in Seller's possession; provided, however, all such information shall be deemed confidential in accordance with Section 11.12 herein. Buyer shall not disclose such information to others without the prior consent of Seller prior to disclosure.

          (d)  Zoning.  Buyer may undertake an investigation of the existing and
               ------
possible re-zoning for the Property to determine its suitability for Buyer's purposes.

     4.3 Review of Condition of Title. Buyer shall deliver notice of disapproval of any exception or other title matter to Seller in writing on or before twenty one (21) days from the receipt by Buyer of the Preliminary Report and exception documents (the "Title Review Period"). Buyer shall deliver notice of such disapproval to Seller in writing on or before the end of the Title Review Period or all Permitted Exceptions shall be deemed approved. If Buyer disapproves any Permitted Exceptions, Seller may elect to remove such Permitted Exceptions by the Close of Escrow or shall notify the Buyer in writing that such Permitted Exceptions shall not be removed. Seller shall give Buyer notice of its election to not remove the disapproved exceptions within three (3) days of Seller's receipt of Buyer's notice of disapproval, whereupon Buyer shall have three (3) days in which to notify Seller that (i) Buyer revokes its disapproval of such exception(s) and will proceed with the purchase without any reduction in the Purchase Price and take title to the Property subject to such exception(s) or (ii) Buyer will terminate this Agreement without liability to Seller, and obtain a full refund of the Fifty-Thousand ($50,000.00) deposit.

     4.4 Disapproval of Contingencies. Should Buyer, on or before the end of the Review Period, deliver in writing to Seller a Notice of Disapproval ("Notice of Disapproval"), with a copy to the Escrow Agent, then, except for Buyer's obligations to indemnify Seller and of confidentiality, the respective rights, duties, and obligations of Buyer and Seller under this Agreement shall terminate without further liability. The parties then shall immediately thereafter sign such instructions and other instruments as may be necessary to effect the cancellation of this Escrow, and each party shall pay its respective share (if any) of escrow cancellation charges. Upon cancellation, Escrow Agent shall immediately return the funds, less applicable escrow cancellation charges, and any documents to the parties that furnished them (and Seller shall immediately return the Deposit to Buyer). Should Buyer not deliver a Notice of Disapproval on or before the end of the Review Period, then Buyer shall be deemed to have approved or waived its contingencies to the purchase of the Property, and will consummate the contemplated purchase of the Property, subject to Seller's performance of its obligations, as provided in this Agreement.


                                   Article 5
                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 Cooperation. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the acquisition of the Property. Both Buyer and Seller hereby agree to cooperate with each other by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the intent of the parties as evidenced in this Agreement.

     5.2 Federal and State Withholding Requirements. The parties agree to comply with the requirements of Section 1445 of the Internal Revenue Code, California withholding requirements, and any regulations promulgated thereunder.

     5.3 No Interest in Water Rights. Buyer shall acquire no interest in any water rights, claims or title to water, including, without limitation, the water rights adjudicated in the name of Seller, as successor to Kaiser Steel Corporation, in the San Bernardino county Superior Court, Case No. 164327, captioned Chino Basin Municipal Water District vs. City of Chino, et al, all riparian and appropriate rights to surface waters and all water rights represented by water stock. Furthermore, Buyer shall not have any claim, right, or interest in any of the water rights in Fontana Union Water Company, a mutual water company, in which Seller owns stock and that stock (or substantially all of such stock) is leased to Cucamonga County Water District.

     5.4 Sewer Service. Seller, or a wholly owned subsidiary of Seller, will provide sewer service to the Property subject to and in accordance with that certain Amended and Restated Sewer Services Agreement dated as of August 10, 2000, between Kaiser Ventures Inc. and The California Speedway Corporation First Amendment to Amended and Restated Sewer Services Agreement substantially in the form and content attached hereto as Exhibit "B". Any and all costs pertaining to
                                    ===========
the installation of any improvements or equipment, including without limitation a lift station and appurtenant pipelines, to connect the Property to the existing Sewer Treatment Facility described in the Sewer Services Agreement shall be the sole expense and responsibility of Buyer. The completion of such installation shall not be a condition to the Close of Escrow. However, the execution and acknowledgement of Amended and Restated Sewer Agreement at such time as Seller shall reasonably require (which may before the scheduled closing on the Property) shall be a condition to the Close of Escrow.

     5.5 Plans and Approvals. All plans, specifications, governmental licenses, approvals and permits shall be the responsibility of Buyer at Buyer's sole expense. Seller agrees to reasonably cooperate with Buyer in any rezoning, annexation, permitting of subdivision or any other governmental approval or review of the Property, provided that Seller shall not be required to incur any third party cots unless such shall be advanced or reimbursed by Buyer.

                                   Article 6
                            PRE CLOSING OBLIGATIONS

     6.1 Seller's Obligations. The costs associated with the lot-line adjustment shall by borne by Seller. It is expressly understood and agreed that any conditional use permit, zoning change, annexation, subdivision or any other similar land use approval, license, or permit for any portion of the Property shall be processed and obtained by Buyer at Buyer's sole expense. Annexation and/or subdivision shall not be a condition to the Close of Escrow. In addition, the Phase 1 environmental investigation conducted on behalf of Buyer reported finding certain limited items located on the property, some of which may constitute Hazardous Materials, as defined below. Seller shall remove prior to the Close of Escrow, the items specified in the Phase 1 report, other than slag, to the reasonable satisfaction of Buyer. However, in the event the removal of such items would cost Seller more than $250,000, Seller shall have the right to terminate this Agreement and to refund any deposit of Buyer that may have been previously released to it. Upon removal of the Hazardous Materials on the Property as specified in the Phase 1 report, other than slag, Seller shall provide a certificate to Seller as of the Closing Date certifying that to the best of Seller's knowledge, Hazardous Materials have been removed in accordance with the terms of this Agreement.

     6.2 Buyer's Obligations. Buyer shall execute, acknowledge and deliver to Seller, prior to closing, the Amended and Restated Sewer Agreement.


                                   Article 7
                            POST CLOSING OBLIGATIONS

     7.1 Improvements. Seller shall have no liability or responsibility for improvements on-site or off-site for the benefit of the Property except as set forth in the Amended and Restated Sewer Services Agreement.

          7.1.1  Fees.  Except as otherwise provided in Paragraph 6.1, Buyer
                 ----
shall be responsible for and obligated to pay all fees, assessments, special taxes or in-lieu fees encumbering the Property or required by any governmental agency, redevelopment agency, assessment district, fee district or any other similar governmental charges for or in connection with Buyer's purchase or improvement of the Property. Buyer shall be responsible for its prorata share of any prepaid expenses such as property taxes.

          7.1.2  No Obligation for Governmental Approvals.  Buyer shall have the
                 ----------------------------------------
sole responsibility for processing approvals and construction of all improvements on the Property Unless expressly otherwise provided in this Agreement, all expenses and responsibility associated with governmental approvals for the development of the Property shall be the sole responsibility of Buyer. However, Seller agrees to reasonably cooperate with Buyer in processing such governmental approvals.

     7.2 Buyer's Compliance with Environmental Laws. Buyer specifically covenants and agrees to timely and fully comply with Environmental Laws, and shall not allow the release of Hazardous Materials (as defined below) on or in the Property (including, but not limited to, surrounding property, the surface, subsurface, water and air) with Hazardous Materials. Furthermore, Buyer shall not use, store, handle or treat Hazardous Materials on the Property except in full compliance with Environmental Laws (as defined below).

     7.3 Indemnification for Noncompliance. Buyer specifically covenants and agrees to timely and fully comply with Environmental Laws, and shall not allow the release of Hazardous Materials on the Property (including, but not limited to, the Building, surrounding property, the surface, subsurface, water and air). Furthermore, Buyer shall not use, store, handle or treat Hazardous Materials on the Subject Property except in full compliance with Environmental Laws. Buyer shall indemnify, defend, and hold Seller and its officers, directors, shareholders, partners, employees, Affiliates, and assigns (collectively the "Indemnified Parties") harmless from and against all liability, obligations, claims, damages, penalties, losses, causes of action, costs, and expenses (including attorneys' fees, expert witness fees, consulting and other professional fees) imposed upon incurred by or asserted against the Indemnified Parties as a result of any violation or asserted violation of or failure to timely or fully comply with Environmental Laws or as a result of any release of Hazardous Materials on the Property, adjacent property owned by Seller or its Affiliates, or other property (including, but not limited to, improvements, surface, subsurface water and air) or any allegations related thereto.

     This indemnification shall exclude Hazardous Materials that exist on the Property prior to the Close of Escrow, which are found within the first seven years after the Close of Escrow.

     7.4  Environmental Related Definitions.

          7.4.1     Hazardous Materials Defined.  For the purposes of this
                    ---------------------------
Agreement, "Hazardous Materials" shall mean and refer to any material or substance which is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste", "hazardous material", "hazardous chemical", "extremely hazardous substance", "toxic substance", "toxic pollutant", "pollutant", "pollution", "regulated substance", "pesticide", "contaminant", "hazardous air pollutant", or words of similar import, or considered a waste, condition of pollution, or nuisance, pursuant to the laws of California and/or the United States: (ii) gasoline, diesel fuel, oil, used oil, petroleum, or a petroleum product or fraction thereof; (iii) asbestos and asbestos-containing construction materials as defined by federal or state law, by weight, of asbestos; (iv) substances known by the State of California or the United States to cause cancer and/or reproductive toxicity; (v) toxic, corrosive, flammable, infectious, radioactive, mutagenic, explosive or otherwise hazardous substances which are or become regulated by any governmental agency or instrumentality of the United States, or any state or any political subdivision thereof; (vi) polychlorinated biphenyls (PCBs); (vii) urea formaldehyde foam insulation; (viii) all hazardous air pollutants or materials known to cause serious health effects (including, without limitation, volatile hydrocarbons, pesticides, herbicides and industrial solvents) and/or (ix) substances which constitute a material health, safety or environmental risk to any Person or property. It is the intent of the Parties hereto to construe the term "Hazardous Materials" broadly.

          7.4.2     Environmental Laws Defined.  For the purposes of this
                    --------------------------
Agreement, "Environmental Laws" shall mean and refer to all federal, state and local laws, rules, regulations, ordinances, guidelines, permit conditions, orders, consent decrees and other requirements relating to health, safety, hazardous substances, industrial hygiene and environmental conditions or protections applicable to the Property and the Project's wild life and fish, if any, and their habitats. Such laws and regulations include, but are not limited to, the Resource Conservation and Recover), Act, 42 U.S.C. (S)6901 et seq., as amended from time to time; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., as amended from time to time; the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., as amended from time to time; the Clean Water act, 33 U.S.C. (S)466 et seq., as amended from time to time; the Clean Air Act, 42 U.S.C. (S)7401 et seq., as amended from time to time; the Emergency Planning and Community, Right-to-Know Act, 42 U.S.C.
(S)1101 et seq., as amended from time to time; the Hazardous Materials Transportation Act, 49 U.S.C. (S)5101 et seq., as amended from time to time; the Federal Water

Pollution Control Act, 33 U.S.C. (S)1251 et seq., as amended from time to time; the Federal Insecticide, Fungicide and Rodenticide Act, & U.S.C. (S)136 et seq., as amended from time to time; the Oil Pollution Act of 1990, 33 U.S.C. (S)2701 et seq., as amended from time to time; the Safe Drinking Water Act, 42 U.S.C.
(S)300 et seq., et seq., as amended from time to time; the Pollution Prevention Act 29 U.S.C. (S)651 et seq., as amended from time to time; state and federal super lien and environmental clean-up programs; U.S. Department of Transportation regulations; Endangered Species Act, 16 U.S.C. (S)1531 et seq., as amended from time to time; all applicable state and local statutes and ordinances with a scope or purpose similar to the foregoing; and all regulations promulgated pursuant to said laws.


                                   Article 8
         ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES

     8.1  Buyer's Acknowledgments, Representations, Warranties and Indemnity.

          8.1.1  Purchase "As Is", Release and Indemnity.  Except as set
                 ---------------------------------------
forth in this Agreement: (a) Buyer is relying solely, upon its own inspections, investigations, and analyses of the Property, in entering into this Agreement and is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters; (b) Buyer has made such independent investigations and analyses as Buyer deems necessary or appropriate concerning Buyer's proposed use and development of the Property; (c) Buyer is buying the Property on an "as is-all faults" basis, except for environmental conditions existing before Close of Escrow; (d) no patent or latent condition affecting the Property in any way (including, without limitation, the effects of Hazardous Materials, unless the Hazardous Materials are reported in the environmental studies provided or otherwise shown within seven years of the Close of Escrow to have been present on the Property before the Close of Escrow) (collectively, the "Property Conditions"), shall give rise to any right of damages, specific performance, rescission or other claims by Buyer against Seller; and (e) Buyer hereby assumes the risk of any and all liabilities, claims, demands, suits, judgments, losses, damages, expenses (including, without limitation, attorney's fees) and other obligations arising out of or incurred in connection with the effect of the Property Conditions (collectively, the "Assumed Risks") Seller shall have no obligation to correct any conditions or alleged defects discovered by Buyer in the course of its investigations or inspections or thereafter with respect to the Property except for Hazardous Materials above the standards requiring remediation shown to exist within seven years of the Close of Escrow by clear and convincing evidence to have been present on the Property before the Close of Escrow. There shall be no remediation, indemnification, or legal obligation asserted against Seller after the expiration of seven (7) years after the Close of Escrow. Notwithstanding the above, Seller shall only be obligated to remediate any Hazardous Materials on the Property pre-existing the Closing Date requiring remediation under applicable Environmental Laws, except those attributable to Buyer, its agents, and their activities, to industrial standards and not residential standards. Furthermore, if Seller is required to remediate any Hazardous Materials, Buyer agrees that it will allow the placement of a Covenant to Restrict Property which would prohibit the use of the Property for residences; day care; schools, and other similar uses. Buyer shall not be entitled to any damages or expenses as a result of the placement of such a covenant on the Property.

          8.1.2  Assumption Release and Indemnity.  Except as set forth in this
                 --------------------------------
Agreement, Buyer for itself and its successors and assigns (the "Buyer's Related Parties") with respect only to the Property: (i) releases, waives, discharges, covenants not to sue Seller and all current and future officers, directors, shareholders, employees, agents, affiliates, partners, successors and assigns of Seller (collectively the "Released Parties"), and each of them for any and all liabilities or obligations concerning the Assumed Risks except that for a period of seven
(7) years following the Close of Escrow Seller shall remain responsible and liable for Hazardous Materials on the Property on the Close of Escrow that require Remediation under applicable Environmental Laws at standards in excess of industrial standards; and (ii) waives the benefits of California Civil Code
Section 1542, except with regard to Seller's responsibility and liability for Hazardous Materials on the Property as of the Close of Escrow for a period of seven (7) years following the Close of Escrow as provided herein, which provides as follows:

   "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          8.1.3  Buyer's Authority.  Buyer represents and warrants to Seller
                 -----------------
that it and the individuals executing this Agreement for Buyer have the legal power, right and authority to enter into this Agreement and to consummate the transaction contemplated hereby and this Agreement is a binding obligation of Buyer subject to bankruptcy and other similar laws affecting creditors.

          8.1.4  No Finders.  Buyer represents and warrants to Seller that it
                 ----------
has not employed a broker in connection with the contemplated transaction.

     8.2  Seller's Acknowledgments, Representations, Warranties and Indemnity

          Except as expressly stated in this Agreement, seller makes no other representations or warranties either express or implied.

          8.2.1  Seller's Authority.  Seller represents and warrants to Buyer
                 ------------------
that it and the individuals executing this Agreement for Seller have the legal right and authority to enter into this Agreement and to consummate the transaction contemplated hereby and this Agreement is a binding obligation of Seller subject to bankruptcy and other similar laws affecting creditors.

          8.2.2. Ownership of the Property.  Seller is the owner of o the
                 -------------------------
Property and the Property as of the Closing Date shall be free and clear of all liens, restrictions, easements, leases, tenancies, charges, rights of use or possession or of any other title objections except the Permitted Exceptions and those exceptions as may be otherwise mutually agreed upon by the Parties.

          8.2.3. No Finders.  No finder, broker or other intermediary has been
                 ----------
used by Seller in connection with the transactions contemplated by this Agreement and no person will be entitled to a finder's fee or brokerage commission upon consummation of such transactions or otherwise in connection therewith. Seller agrees to indemnify and hold harmless Buyer from and against any finder's fee or brokerage commission arising out of the conduct of Seller.

          8.2.4  Eminent Domain.  To the best of Seller's knowledge, Seller has
                 --------------
received no written notice from any governmental authority that eminent domain proceedings for the condemnation of the Property or any part in thereof are pending.

          8.2.5  Litigation.  To the best of Seller's knowledge, (except as
                 ----------
disclosed in writing by Seller to Buyer or Buyer's counsel) Seller has received no written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Property or Seller's obligations pursuant to this Agreement.

          8.2.6  No Conflict.  To the best of Seller's knowledge, neither
                 -----------
Seller's execution of this Agreement nor performance by Seller of any of its obligations hereunder including, without limitation, the transfer, assignment and sale of the Property contemplated by this Agreement (a) violates or shall violate any written or oral contract, agreement or instrument to which Seller is a party or is bound or which affects the Property or any part of it, or (b) shall constitute or result in violation or breach by Seller of any judgment, order, writ, injunction, or decree issued or imposed upon Seller, or result in violation of any applicable laws; and no approval, consent, order, authorization, designation, filling (other than recording), required in conjunction with Seller's execution of this Agreement and performance of its obligations hereunder.

          8.2.7  Environmental Warranty.  To the best of Seller's actual
                 ----------------------
knowledge, there will be no Hazardous Materials on or in the Property in sufficient quantities so as to require remediation as of the Closing under applicable Environmental Laws.

          8.2.8  Environmental Indemnity.  For a period of seven (7) years from
                 -----------------------
the Close of Escrow, Seller agrees to defend, indemnify and hold harmless Buyer and all current and future officers, directors, shareholders, employees and affiliates, successors and assigns of Buyer (collectively the "Buyer Indemnified Parties") and each of them from any and all liabilities, obligations or costs (including attorneys' fees) as a result of a breach of Section 8.2.7 or the presence of Hazardous Materials being released on or in the Property prior to the date of Closing. Any environmental remediation or obligation undertaken pursuant to this indemnity provision shall be subject to, limited by and performed in accordance with the provisions of Section 8.1.1. Seller shall have no indemnification or remediation obligation after the seventh (7th) anniversary of the Closing except as to claims made prior to such date.

          8.2.9 Copies of Documents. The documents presented to Buyer by Seller pursuant to this Agreement are true, correct, and complete copies of all material documents in Seller's possession or control that can be reasonably retrieved and that are not subject to the attorney-client privilege, the attorney work product privilege, or any other privilege.

          8.2.10 Lot-Line Adjustment. The "Lot-Line" adjustment for the Property has been completed and approved by the County of San Bernardino Land Use Services/Planning Division.


                                   Article 9
                              THE CLOSE OF ESCROW

     9.1 Close of Escrow. Escrow Agent shall close the Escrow (the "Close of Escrow") on or before the Closing Date WHEN AND ONLY WHEN each of the following conditions has been, or upon such Closing shall be, satisfied or waived.

          9.1.1  Supplements to Preliminary Report.  If any title exceptions are
                 ---------------------------------
recorded against the Property except as a result of Buyer's actions before the Close of Escrow in addition to the Permitted Exceptions or instruments disclosed in the Preliminary Report, Buyer shall have approved such exceptions within three (3) days after receipt of a supplemental report showing such exceptions or this Agreement shall terminate and Seller shall refund the Deposit to the Buyer.

          9.1.2  Title Policy.  Escrow Agent shall be unconditionally committed
                 ------------
to procure from the Title Company, at Seller's expense, a CLTA owners policy of title insurance or, at Buyer's request, an ALTA Owners Policy of title insurance (the "Title Policy") with a liability limit in the amount of the Purchase Price and insuring fee title vested in Buyer free and clear of any liens, encumbrances and interests except: (i) general, special and supplemental taxes that are not yet payable; (ii) those Permitted Exceptions as approved by Buyer; (iii) those rights, interests and easements, if any, reserved by Seller in Seller's Grant Deed; (iv) the matters described in the printed form portion of the Title Policy; and (v) any items caused by the acts or omissions of Buyer or permitted to be placed of record by Buyer as of the close of escrow. As provided in Section 9.5, the increased premium for an ALTA Owner's Policy shall be paid by Buyer.

          9.1.3  Buyer's Performance, Representations and Warranties.  Buyer
                 ---------------------------------------------------
shall have duly performed each and every undertaking and agreement to be performed by it hereunder and under the terms and conditions of the Agreement, and Buyer's representations and warranties shall be true and correct in all material respects at and as of the Close of Escrow. Buyer shall provide Seller an Officer's certificate, certifying the above.

          9.1.4  Deposit of Purchase Price.  Buyer shall have deposited the full
                 -------------------------
Purchase Price in Escrow. Upon the Close of Escrow, the full Purchase Price (less the Deposit) shall be delivered to Seller.

          9.1.5  Deed to the Property.  Seller shall have deposited into Escrow
                 --------------------
the executed and acknowledged Grant Deed to the Property in recordable form. Upon the Close of Escrow the Escrow Agent shall cause the Grant Deed to be recorded in the Official Records of San Bernardino County, California.

          9.1.6  Amended and Restated Sewer Agreement.  Buyer and Seller shall
                 ------------------------------------
have executed and delivered two (2) copies of the Amended and Restated Sewer Agreement.

          9.17   Certification Regarding Hazardous Materials.  Seller shall
                 -------------------------------------------
have delivered its certificate regarding Hazardous Materials as provided in
Section 6.1.

          9.18   Zoning.  Buyer shall have satisfied itself with regard to
                 ------
the zoning of the Property for Buyer's anticipated intended use; provided, however, if Buyer has not resolved this zoning contingency within sixty (60) days after the date of this Agreement, Seller shall have the right to terminate this Agreement pursuant to the provisions of Section 9.2 hereof.

     9.2 Termination Based on Failure to Close by Closing Date. If Escrow fails to close by the Closing Date for any reason other than Buyer's or Seller's default, then, except for Buyer's obligations to indemnify Seller, the respective rights, duties and obligations of Buyer and Seller under this Agreement shall forthwith terminate without further liability. The Parties shall immediately thereafter sign such instructions and other instruments as may be necessary to effect the cancellation of this Escrow. Upon cancellation, Seller shall refund the Deposit to Buyer, Escrow Agent shall immediately return any funds it is then holding, less applicable escrow cancellation charges, and documents to the parties that furnished them. Notwithstanding the provisions of this Paragraph, the Parties may extend the Closing Date by their mutual written agreement in which event the provisions of this Paragraph shall apply to the extended closing date with the same force and effect as the Closing Date.

     9.3 Prorations. Property taxes, special assessments, utility charges and other similar amounts with respect to the Property shall be prorated as of the Closing Date by the Escrow Agent, in accordance with the Escrow Agent's standard practices and as shall be mutually agreed upon by Buyer and Seller prior to the Close of Escrow.

     9.4 Seller's Fees and Costs. Seller will pay: (i) the fee for a CLTA Owners Title Policy; (ii) one-half of Escrow Agent's escrow fee; (iii) usual Seller's document-drafting and recording charges; (iv) Documentary Transfer Tax in the amount Escrow Agent determines to be required by law.

     9.5 Buyer's Fees and Costs. Buyer will pay: (i) one-half of Escrow Agent's escrow fee; (ii) usual Buyer's document-drafting and recording charges; and (iii) the additional premium for an ALTA Owners Title Policy and endorsements to the Policy, should Buyer request other than a CLTA Owners Title Policy.


                                  Article 10
                                   REMEDIES

     10.1 Seller's Liquidated Damages. IF ESCROW FAILS TO CLOSE DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT, SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. IF ESCROW FAILS TO CLOSE DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT, PROVIDED SELLER IS NOT ALSO IN DEFAULT HEREUNDER, THE SUM REPRESENTED BY THE DEPOSIT MADE UNDER ARTICLE 2.2.1 SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER THE PROVISIONS OF
SECTION 1671 OF THE CALIFORNIA CIVIL CODE AND SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW RESULTING FROM BUYER'S DEFAULT SHALL BE LIMITED TO SUCH AMOUNTS PROVIDED, HOWEVER, THE PARTIES AGREE THAT, IN NO EVENT, SHALL THIS LIQUIDATED DAMAGES PROVISION APPLY TO ANY BREACH OF BUYER'S OBLIGATIONS UNDER ANY OTHER INDEMNITY PROVISION OF THIS AGREEMENT. BY INITIALING THIS PROVISION IN THE SPACES BELOW. SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS PARAGRAPN 10.1.

          BUYER'S INITIAL __________      SELLER'S INITIALS ___________

     10.2 Buyer's Liquidated Damages. IF SELLER DEFAULTS UNDER ANY PROVISIONS OF THIS AGREEMENT, BUYER, WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. IF ESCROW FAILS TO CLOSE AS A RESULT OF SELLER'S DEFAULT, ONE HUNDRED THOUSAND DOLLARS ($100,000) SHALL CONSTITUTE A REASONABLE ESTIMATE OF BUYER'S DAMAGES AND SUCH DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR SELLER'S DEFAULT. BUYER'S SOLE AND EXCLUSIVE REMEDY IS THE PAYMENT OF ONE HUNDRED THOUSAND DOLLARS ($100,000), AND HEREBY WAIVES ANY ACTIONS AGAINST
 SELLER OR THE PROPERTY FOR SPECIFIC PERFORMANCE AND CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THE PARTIES AGREE THAT IN NO EVENT SHALL THIS LIQUIDATED DAMAGES PROVISION APPLY TO PAY BREACH OF SELLER'S OBLIGATIONS UNDER ANY OTHER INDEMNITY PROVISION OF THIS AGREEMENT.

          BY INITIALING THIS PROVISION IN THE SPACES BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS PARAGRAPH 10.2.

          BUYER'S INITIAL __________      SELLER'S INITIALS ___________

                                  Article 11
                              GENERAL PROVISIONS

     11.1 Time of the Essence and Strict Construction. Time is of the essence pursuant to this Agreement for the performance and observance of all obligations of Seller and Buyer hereunder and all provisions of this Agreement shall be strictly construed.

     11.2 Notice and Demands. All notices or demands required or permitted pursuant to this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when personally served or upon the earlier of (i) receipt or (ii) rejection, if sent by registered or certified mail, postage prepaid or by nationally recognized overnight courier service, such as Federal Express, and addressed to the intended recipient at its address as set forth below or at any other address of which such party gives the other party notice in accordance with the provisions of this Section 11.2.

     If to Buyer:        The California Speedway Corporation
                         9300 Cherry Ave.
                         Fontana, CA 92335
     Attention:          Les Richter

     With copy to:       Penske Corporation
                         13400 West Outer Drive
                         Detroit, MI 48239
     Attention:          Robert H. Kurnick, Jr., Esq.

     If to Seller:       Kaiser Steel Land Development Inc.
                         3633 E. Inland Empire Blvd., Suite 850
                         Ontario, CA 91764
     Attention:          Lee R. Redmond III, Vice President - Real Estate

     With copy to:       Kaiser Steel Land Development, Inc.
                         3633 E. Inland Empire Blvd., Suite 850
                         Ontario, CA 91764
     Attention:          Terry L. Cook, Vice President and General Counsel


     11.3 Captions for Convenience. The headings and captions of this Agreement are for convenience and reference only and shall not be considered in interpreting the provisions hereof.

     11.4 Severability. Any provision in this Agreement which is illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. Seller and Buyer shall negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or shall otherwise amend this Agreement, including the provision relating to choice of law, to achieve such result.

     11.5 Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State of California.

     11.6 No Oral Amendment or Modification. No provision of this Agreement may be amended or modified except to the extent any such amendment or modification is expressly set forth in a written instrument executed by the party against whom the amendment or modification is sought.

     11.7 Relationship of Seller and Buyer. Nothing contained in this Agreement shall be deemed or construed as creating the relationship of principal and agent, partnership, or joint venture and no provision in this Agreement end no act of Seller or Buyer shall be deemed to create any relationship other than that of Seller and Buyer. Without limiting the generality of the foregoing, all obligations of Seller and Buyer with respect to third parties shall be independent.

     11.8 Attorneys' Fees. If it becomes necessary for Seller or Buyer to bring an action (including any form of dispute resolution), either at law or in equity, to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and other professional fees and costs of all types, as a part of any judgment therein, in addition to any other award which may be granted.

     11.9 Amended and Successor Statutes and Regulations. All references in this Agreement to a statute or regulation or section of same, shall include future amendments and successor statutes, regulations, or sections thereof, as applicable, and all references in this Agreement to any local, state or federal government commission, department or agency or instrumentality or court shall include their successors.

     11.10 Entire Agreement. This Agreement and the exhibits and schedules, if any, attached hereto contains all of the agreements and understanding with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings, representations, or warranties of any nature or kind what so ever pertaining to such matters shall be effective for any purpose unless expressly incorporated into the provisions of this Agreement or the exhibits attached hereto.

     11.11 Exhibits and Schedules. All exhibits and schedules which are referred to in this Agreement are incorporated into this Agreement as though fully set forth herein.

     11.12 Confidentiality. If either Party gives notice to the other Party that certain of its information is being furnished or for which access is being given to the other Party on a confidential basis, then, to the extent that such information is disclosed or made available to it, the other Party shall thereafter treat and maintain the same as confidential information and shall not use it or disclose it to others without the prior consent of the Party giving notice; provided, however, that this provision shall not apply to (a) disclosure or use as is necessary to perform the provisions of this Agreement (but only on a confidential basis which is satisfactory to the party giving notice) and (b) disclosure or use which is required or compelled by law. Notwithstanding the foregoing, this Section 11.12 shall not apply to any information which the Party to which the information has been furnished can show: (i) has been published or become part of the public domain other than by the conduct of such Party, its officers, employees or agents; (ii) has been furnished or made known to such Party by third parties (other than those acting directly or indirectly on behalf of such Party,) as a matter of legal right and without restriction on disclosure; or (iii) was lawfully in such Party's possession before the disclosure by the disclosing Party.

     11.13 Successors and Assigns. Buyer may assign or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of Seller. Such assignment shall not release Buyer or Buyer's assignee from its obligations hereunder. Seller may, at any time, assign or otherwise transfer its rights and obligations under this Agreement without the consent of Buyer. Such assignment shall not release Seller or Seller's assignee from its obligations hereunder. Subject to the restrictions and prohibitions on assignment each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors in interest of Buyer and Seller, as applicable and, subject to the restrictions on transfers herein provided, their successors, heirs, representatives and assigns.

     11.14 Eminent Domain. If, prior to the Close of Escrow, all or any portion of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain or such an eminent domain action is threatened pursuant to a resolution of intention to condemn filed by any public entity, and if such taking will materially and adversely affect the Property, then Buyer may terminate this Agreement without further liability hereunder and receive a refund of its Deposit and documents deposited herein. If Buyer does not timely terminate this Agreement or if a partial taking of the Property which does not materially and adversely affect the Property occurs, then this Agreement shall remain in full force and effect and upon the Closing Date Buyer shall receive from Seller any award paid for that portion of the Property taken or the right to an award if not paid as of the Closing Date. Buyer must elect to terminate or maintain the Agreement by notice in writing to Seller with twenty
(20) days after written notice by Seller of a threatened taking or it shall be deemed that Buyer has elected not to terminate this Agreement. Buyer may also have the right to seek an award of condemnation for any future loss of revenues it may have.

     11.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     11.16 No Third Party Beneficiary. This Agreement is not for the benefit of any person or entity other than Buyer and Seller.

     11.17 Survival of Representations and Warranties. The representations and warranties of Buyer and Seller shall terminate on the seventh (7/th/) anniversary of the Closing.

     11.18 No Recordation. This Agreement shall not be recorded except with the express written consent of both parties hereto.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized representative as of the day and year first above written.

"Seller"                                        "Buyer"
Kaiser Steel Land Development, Inc.             The California Speedway Corporation
 a Delaware corporation                          a California corporation


By:  /s/ Terry L. Cook                          By:  /s/ Les Richter
     ---------------------------------               ----------------------------------
     Terry L. Cook

Its: Vice President - General Counsel           Its: Vice President - Special Projects
     --------------------------------                ---------------------------------